UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

Gramercy Property Trust

(BRE Glacier L.P. as successor by merger to Gramercy Property Trust)

GPT Operating Partnership LP

(Exact name of registrant as specified in its charter)

Gramercy Property Trust	Maryland	001-35933	56-2466617
GPT Operating Partnership LP	Delaware	333-219049-01	56-2466618
	(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Park Avenue, 32nd Floor, New York, NY 10016

(Address of principal executive offices — zip code)

Registrant’s telephone number, including area code: (212) 297-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on October 10, 2018 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 6, 2018, by and among Gramercy Property Trust (the “Company”), BRE Glacier Parent L.P. (“Parent”), BRE Glacier L.P. (“Merger Sub I”), BRE Glacier Acquisition L.P. (“Merger Sub II”) and GPT Operating Partnership LP (the “Partnership”). Pursuant to the terms and conditions set forth in the Merger Agreement, on October 10, 2018, the Company merged with and into Merger Sub I, with Merger Sub I continuing as the surviving entity (the “Company Merger”), and, immediately prior to the Company Merger, Merger Sub II merged with and into the Partnership, with the Partnership continuing as the surviving partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). As a result of these transactions, Merger Sub I remained a wholly-owned subsidiary of Parent and the Partnership became a subsidiary of Merger Sub I, which is the successor by merger to Gramercy Property Trust. Parent is an affiliate of Blackstone Real Estate Partners VIII L.P.

Item 1.02.                Termination of a Material Definitive Agreement.

On October 10, 2018, in connection with the Mergers, the Partnership repaid in full all indebtedness, liabilities and other obligations under, and terminated, each of the (i) Revolving Credit and Term Loan Agreement, dated as of December 17, 2015, as amended (the “JPMorgan Credit Agreement”), by and among the Partnership and GPT Property Trust LP, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) Amended and Restated Term Loan Agreement, dated as of October 13, 2017, as amended (the “Capital One Credit Agreement”, together with the JPMorgan Credit Agreement the “Credit Agreements”), by and among the Partnership, GPT Property Trust, the Company, Capital One, National Association, as administrative agent, and the other lenders and agents party thereto. The Company did not incur any material early termination penalties as a result of such termination of the Credit Agreements.

Item 2.01.                Completion of Acquisition or Disposition of Assets.

Completion of Acquisition

On October 10, 2018, Parent completed its acquisition of the Company pursuant to the terms of the Merger Agreement.

At the effective time of the Company Merger (the “Company Merger Effective Time”), each common share, $0.01 par value per share, of the Company (a “Common Share”) (other than certain Common Shares as set forth in the Merger Agreement) issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive an amount in cash equal to $27.50, without interest (the “Merger Consideration”), and less any required withholding taxes.

Each 7.125% Series A Cumulative Redeemable Preferred Share (the “Series A Preferred Shares”) issued and outstanding immediately prior to the Company Merger Effective time was redeemed in the Company Merger on October 10, 2018 through the payment of approximately $25.05 in cash, without interest and less any required withholding taxes (the “Redemption Amount”).

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each Class A Partnership Unit of the Partnership (each, a “Class A Unit”) (including each Class A Unit in respect of vested LTIP Units of the Partnership that were converted into Class A Units immediately prior to the Partnership Merger Effective Time in accordance with the Merger Agreement) issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Class A Units owned by Merger Sub I as the surviving entity in the Company Merger and certain other Class A Units as set forth in the Merger Agreement) was automatically converted into the right to receive $27.50 in cash, without interest and less any required withholding taxes, or, in lieu of receiving the cash consideration in respect of some or all of a holder’s Class A Units, a qualifying holder of Class A Units that validly elected to do so received for each such Class A Unit one newly issued 5.75% Series B Cumulative Preferred Unit (the “Series B Preferred Units”) of the Partnership, as the surviving partnership in the Partnership Merger.

The description of the Company Merger, the Partnership Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 7, 2018, and is incorporated by reference herein.

Item 3.01.                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Mergers, Merger Sub I notified the New York Stock Exchange (the “NYSE”) on October 10, 2018 that, effective on that date (i) each Common Share (other than certain Common Shares as set forth in the Merger Agreement) issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive the Merger Consideration and (ii) each Series A Preferred Share was redeemed in the Company Merger through the payment of the Redemption Amount.  As a result, all Common Shares and Series A Preferred Shares were removed from trading on the NYSE. On October 10, 2018, Merger Sub I requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of the Common Shares and Series A Preferred Shares from the NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Merger Sub I and the Partnership intend to file Forms 15 with the SEC requesting the termination of registration of the Common Shares, Series A Preferred Shares and the Class A Units under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock, the Series A Preferred Shares and the Class A Units.

Item 3.02.                Unregistered Sales of Equity Securities.

Upon the Partnership Merger Effective Time, the Partnership, as the surviving partnership in the Partnership Merger, issued an aggregate 6,025,690 Series B Preferred Units to former holders of Class A Units, who, in lieu of the cash consideration, had validly elected to receive newly issued Series B Preferred Units of the Partnership Merger in exchange for all or a portion of the Class A Units of the Partnership held by them. The Series B Preferred Units are not convertible into, or exchangeable for, any other equity securities and were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.                Material Modification to Rights of Security Holders.

Upon the Company Merger Effective Time, each holder of a Common Share or a Series A Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time ceased to have any rights as a shareholder of the Company (other than the rights of the holders of Common Shares to receive the Merger Consideration and Preferred Shares to receive the Redemption Amount).

Upon the Partnership Merger Effective Time, each holder of Class A Units issued and outstanding immediately prior to the Partnership Merger Effective Time ceased to have any rights as a holder of Class A Units (other than the rights of the holders of Class A Units to receive the cash consideration therefor or, in lieu of receiving the cash consideration, Series B Preferred Units).

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.                Change in Control of Registrant.

As a result of the completion of the Company Merger, a change in control of the Company occurred, and Merger Sub I, as successor by merger to the Company, remained a wholly-owned subsidiary of Parent, an affiliate of Blackstone Real Estate Partners VIII L.P. As a result of the completion of the Partnership Merger, a change in control of the Partnership occurred, and the Partnership, as the surviving entity in the Partnership Merger, continued as a subsidiary of Merger Sub I.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2018, in connection with the Mergers, all members of the board of trustees of the Company ceased to serve in such capacity at the Company Merger Effective Time. These departures were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01                   Other Events.

On October 10, 2018, in connection with the Mergers, the Partnership provided notices of prepayment to the holders thereof in respect of all of its outstanding 3.89% Senior Notes due 2022 (the “2022 Notes”), 4.26% Senior Notes due 2025 (the “2025 Notes”), 4.32% Senior Notes due 2026 (the “2026 Notes”) and 4.97% Senior Notes due 2024 (the “2024 Notes” and collectively with the 2022 Notes, the 2025 Notes and the 2026 Notes, the “Senior Notes”).  The Senior Notes will be prepaid on October 22, 2018 at par plus a make-whole premium and accrued interest to the prepayment date in accordance with the applicable note purchase agreement governing such Senior Notes.

On October 10, 2018, the Company issued a press release announcing the completion of the Mergers. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, BRE Glacier L.P. (as successor by merger to Gramercy Property Trust) and GPT Operating Partnership LP have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2018	BRE GLACIER L.P., as successor by merger to Gramercy Property Trust

	By:	/s/ Edward J. Matey Jr.
	Name:	Edward J. Matey Jr.
	Title:	General Counsel, Executive Vice President and Secretary

GPT OPERATING PARTNERSHIP LP

	By:	/s/ Edward J. Matey Jr.
	Name:	Edward J. Matey Jr.
	Title:	General Counsel, Executive Vice President and Secretary